UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NMT Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NMT MEDICAL, INC.

27 Wormwood Street

Boston, Massachusetts 02210-1625

Notice of 2005 Annual Meeting of Stockholders

To Be Held on Tuesday, June 21, 2005

The 2005 Annual Meeting of Stockholders of NMT Medical, Inc. (the “Company”) will be held at the Flagship Ballroom at the Seaport Hotel, One Seaport Lane, Boston, Massachusetts 02210, on Tuesday, June 21, 2005 at 1:30 p.m., local time, to consider and act upon the following matters:

1.	To elect seven members of the Board of Directors, each to serve for a term expiring at the next Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on May 4, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Richard E. Davis, Secretary

Boston, Massachusetts

May 18, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

NMT MEDICAL, INC.

27 Wormwood Street

Boston, Massachusetts 02210-1625

Proxy Statement for the

2005 Annual Meeting of Stockholders

To Be Held on June 21, 2005

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NMT Medical, Inc. (the “Company”) for use at the 2005 Annual Meeting of Stockholders to be held at the Flagship Ballroom at the Seaport Hotel, One Seaport Lane, Boston, Massachusetts 02210, on Tuesday, June 21, 2005 at 1:30 p.m., local time, and at any adjournment of that meeting (the “Annual Meeting”). All proxies will be voted in accordance with the stockholders’ instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

At the close of business on May 4, 2005, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,275,646 shares of common stock of the Company, par value $.001 per share (the “Common Stock”), constituting all of the outstanding voting stock of the Company. Each share of Common Stock entitles the record holder to one vote on each of the matters to be voted upon at the Annual Meeting.

The Company’s Annual Report for the year ended December 31, 2004 is being mailed to stockholders with the mailing of this notice and proxy statement and the enclosed proxy on or about May 18, 2005.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Commission”), will be furnished without charge to any stockholder upon written request to the Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625.

How to Vote Your Shares

You may vote your shares at the Annual Meeting in person, by proxy, over the Internet, or by telephone:

•	to vote in person, you must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting.

•	to vote by proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the Annual Meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the Annual Meeting in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the election of the nominated directors and FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005.

•	to vote over the Internet, if you have Internet access, you may vote your shares from any location in the world by following the “Vote-by-Internet” instructions set forth on the enclosed proxy card.

•	to vote by telephone, you may vote your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

Proposals

The proposals being presented for stockholder action are set forth on the proxy card accompanying this proxy statement and are discussed in detail on the following pages. Shares you maintain voting power over that are represented by proxy will be voted at the Annual Meeting in accordance with your instructions indicated on the attached proxy card (whether executed by you or through Internet or telephonic voting).

The first proposal is to elect seven directors, each to serve for a term expiring at the 2006 Annual Meeting of Stockholders. You may grant or withhold authority to vote your shares to elect all seven nominees by marking the appropriate box on the proxy card. Should you desire to withhold authority to vote for one or more nominees, please identify the exceptions as instructed on the proxy card. Your shares will be voted as you indicate on the proxy card (whether executed by you or through Internet or telephonic voting). If you sign and return your proxy card and make no indication on the proxy card concerning this item, your shares will be voted “FOR” electing all seven nominees named in this proxy statement.

The second proposal is to ratify the selection of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the current fiscal year. You are provided the opportunity on the proxy card to vote for or against this proposal or to abstain from voting with respect to this proposal. Your shares will be voted as you indicate on the proxy card (whether executed by you or through Internet or telephonic voting). If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted “FOR” the second proposal.

Votes Required

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present at the Annual Meeting or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors.

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the current year.

Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be voted in favor of such matter and will not be counted as shares voting or votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect with respect to the voting on any of these proposals.

Stock Ownership of Certain Beneficial Owners and Management

Except as noted below, the following table sets forth certain information as of February 28, 2005 with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption “Executive Compensation” below; and (iv) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Common Stock(3)
Entities affiliated with Whitney & Co.(4) 177 Broad Street, 15th Floor Stamford, CT 06901	2,504,010	20.60%

Federated Investors, Inc.(5) Federated Investors Tower 5800 Corporate Drive Pittsburgh, PA 15222-3779	1,114,200	9.17%

State of Wisconsin Investment Board(6) P.O. Box 7842 Madison, WI 53707	1,001,500	8.24%

John E. Ahern(7)	439,023	3.53%

Richard E. Davis(8)	196,366	1.60%

Robert G. Brown(9) 217 Echo Drive Jupiter, FL 33458	164,390	1.35%

Francis J. Martin(10) 6 Sawyer Road Wellesley Hills, MA 02481	40,000	*

Harry A. Schult(11) 125 Benefit Street Providence, RI 02903	39,084	*

Cheryl L. Clarkson(12) 251 Washington Street Wellesley Hills, MA 02481	37,250	*

Daniel F. Hanley, M.D.(13) c/o The Johns Hopkins Medical Institutions Director, Department of Neurology Division of Brain Injury Outcomes 600 N. Wolfe Street Jefferson 1-109 Baltimore MD 21287-7840	18,778	*

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Common Stock(3)

James E. Lock, M.D.(14) c/o Children’s Hospital 300 Longwood Avenue Boston, MA 02115	17,168	*

All current directors and executive officers of the Company as a group (8 persons)(15)	952,059	7.50%

*	Less than 1%
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o NMT Medical, Inc., 27 Wormwood Street, Boston, MA 02210-1625.
(2)	The number of shares of Common Stock beneficially owned by each holder named above is determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the holder has sole or shared voting power or investment power and any shares which the holder has the right to acquire within 60 days after February 28, 2005 through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power (or shares such power with an affiliate) with respect to the shares set forth in the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(3)	The number of shares deemed outstanding for the purpose of calculating these percentages consists of the 12,153,931 shares of Common Stock outstanding on February 28, 2005 plus any shares of Common Stock issuable to the holder in question within 60 days after February 28, 2005 upon exercise of stock options or any other rights.
(4)	The number of shares owned by Whitney & Co., a New York limited partnership (“Whitney”), and entities affiliated with Whitney, consists of 1,829,010 shares held of record by Whitney Equity Partners, L.P., a Delaware limited partnership (“Equity Partners”), 561,207 shares held of record by Whitney Subordinated Debt Fund, L.P., a Delaware limited partnership (“Debt Fund”), and 113,793 shares held of record by Whitney. Each of Whitney, Equity Partners and Debt Fund disclaims beneficial ownership of the shares held by the other two partnerships. This information is derived from information provided as of February 3, 2005 by Whitney.
(5)	This information is derived from an Amendment to a Schedule 13G filed by Federated Investors, Inc. with the Commission on February 14, 2005. Federated Investors, Inc. (the “Parent’) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of Common Stock in the Company (the “Reported Securities”). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have joined in filing the Amendment to the Schedule 13G because of the collective voting control that they exercise over the Parent. The Parent, the Trust, and each of the Trustees declare that this information should not be construed as an admission that they are the beneficial owners of the Reported Securities, and the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities.

(6)	This information is derived from an Amendment to a Schedule 13G filed by State of Wisconsin Investment Board with the Commission on February 8, 2005.
(7)	Includes 273,895 shares of Common Stock issuable to Mr. Ahern within 60 days after February 28, 2005 upon exercise of stock options and 28,000 shares of Common Stock held by Charles Schwab FBO John E. Ahern.
(8)	Includes 91,146 shares of Common Stock issuable to Mr. Davis within 60 days after February 28, 2005 upon exercise of stock options.
(9)	Includes 39,000 shares of Common Stock issuable to Mr. Brown within 60 days after February 28, 2005 upon exercise of stock options.
(10)	Includes 38,000 shares of Common Stock issuable to Mr. Martin within 60 days after February 28, 2005 upon exercise of stock options.
(11)	Includes 28,584 shares of Common Stock issuable to Mr. Schult within 60 days after February 28, 2005 upon exercise of stock options.
(12)	Includes 35,000 shares of Common Stock issuable to Ms. Clarkson within 60 days after February 28, 2005 upon exercise of stock options.
(13)	Consists of 18,778 shares of Common Stock issuable to Dr. Hanley within 60 days after February 28, 2005 upon exercise of stock options.
(14)	Consists of 17,168 shares of Common Stock issuable to Dr. Lock within 60 days after February 28, 2005 upon exercise of stock options.
(15)	Includes an aggregate of 541,571 shares of Common Stock issuable to all current directors and executive officers as a group within 60 days after February 28, 2005 upon exercise of stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

The persons named in the enclosed proxy will vote to elect as directors the seven nominees listed below, each to serve for a term expiring at the 2006 Annual Meeting of Stockholders, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect (whether the proxy is executed by you or through Internet or telephonic voting). All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board.

Nominees

Set forth below for each director and nominee is the name and age, position(s) with the Company, principal occupation and business experience during the past five years, and, where applicable, the year of his or her first election as a director of the Company:

John E. Ahern, age 60, has served as President, Chief Executive Officer and Chairman of the Company since September 2000. Prior to joining the Company, Mr. Ahern was Vice President, Emerging Technology Investment Group at C.R. Bard, Inc. (“Bard”), a leading medical technology company, where he was responsible for identifying, investing in and managing early-stage medical technologies and companies. In his 13 years with Bard, Mr. Ahern also held the senior marketing and strategic planning positions in three of Bard’s cardiovascular divisions. Mr. Ahern’s more than 35 years of medical device industry experience also includes Vice President of Worldwide Sales and Marketing at Intra-Sonix, Inc., an early stage development company focused on minimally invasive surgery, Area Manager for the Middle East and North Africa at Abbott Laboratories, a leading health care company, and various sales and marketing positions at Becton Dickinson & Co., a major medical technology company. Mr. Ahern is inventor on five U.S. patents in the field of tissue engineering and cardiac regeneration. He is also a member of the American Heart Association Stroke and Arteriosclerosis Advisory Committees, as well as a member of the Board of Directors of Seacoast Technologies, Inc., a privately-held medical technology company.

Robert G. Brown, age 61, was elected a director in September 2000. Mr. Brown served as President and Chief Operating Officer of the Company from 1987 to 1992 and as a director of the Company from 1992 to 1997. From 1971 to 1985, Mr. Brown held various sales and marketing positions with Medi-tech Inc. and the Medi-tech division of Boston Scientific Corporation and Boston Scientific International Corporation, including Vice President, Marketing and International Market Development for Medi-tech Inc. and Director, Market Development for Boston Scientific International Corporation. Mr. Brown holds a B.S. from the University of Vermont. Mr. Brown also served as an officer in the United States Marine Corps from 1966 to 1969.

Cheryl L. Clarkson, age 52, was elected a director of the Company in January 2001. Ms. Clarkson is the founder, Chief Executive Officer and a director of SkinHealth, Inc., a physician-based cosmetic dermatology company which operates SkinHealth Centers throughout eastern New England. Ms. Clarkson has previously served as the acting Chief Executive Officer and the Chief Operating Officer of Peer Review Analysis, Inc., a publicly-traded health care adjudication and utilization review company, the President of ABIODENT, Inc., Danvers, Massachusetts, a dental device company, and the President of Beaver Steriseal, Inc., an ophthalmic surgical device company. Ms. Clarkson has also been the Vice President of Sales and Marketing for Rudolph Beaver, Inc., and spent ten years with American Hospital Supply Corporation in various management positions. She holds a Masters degree from the Sloan School of Management at M.I.T., where she was selected as a Sloan fellow. Ms. Clarkson serves as an overseer for a large teaching hospital.

Daniel F. Hanley, M.D., age 56, was elected a director of the Company in May 2003. Since 1996, Dr. Hanley has been a Professor of Neurology, Neurosurgery and Anesthesia/Critical Medicine at Johns Hopkins Medical Institutions. Since 1999, Dr. Hanley has also been Professor, School of Nursing, the Jeffrey and Harriett Legum Professor of Acute Care Neurology and Director of Brain Injury Outcomes Program at Johns Hopkins Medical Institutions. Dr. Hanley is a graduate of Williams College and Cornell University Medical College and has board certification in internal medicine, neurology and psychiatry. Dr. Hanley is a leading expert on multiple types of brain injury and has received more than 40 clinical and basic research grants, predominately from the National Institute of Health and the FDA Orphan drugs program. He has published more than 150 articles in peer-reviewed journals, has received the Alexander Humboldt Research Prize for his accomplishments in brain injury research and has extensive clinical trials experience in that field. His trainees are directors of over 20 brain intensive care units across the United States. Dr. Hanley is on the board of directors of the National Stroke Association and has developed nationally recognized education and training programs for that organization. He has significant experience in the areas of clinical trials design, organization and interpretation, drug development, device development and regulatory compliance.

James E. Lock, M.D., age 55, was elected a director of the Company in August 2000. Since March 2002, Dr. Lock has been Physician-in-Chief at Children’s Hospital Boston and since October 1993, he has been Chairman of the Department of Cardiology at Children’s Hospital Boston and the Alexander S. Nadas Professor of Pediatrics at Harvard Medical School. Dr. Lock attended medical school at Stanford University and pursued his pediatric residency and cardiology fellowship at the University of Minnesota. Thereafter, he trained in cardiovascular physiology for two years at the University of Toronto, Hospital for Sick Children. In September 1999, a device invented by Dr. Lock and licensed to us became the first septal occlusion device to receive United States Food and Drug Administration approvals under the Humanitarian Device Exemption regulations for use inside the human heart in the United States. During his career, Dr. Lock has trained numerous academic physicians in cardiopulmonary physiology, experimental interventional cardiology, and clinical interventional cardiology. The earliest trainees are now becoming directors of pediatric cardiology divisions, cardiac catheterization laboratories, and intensive care units. He is the president of the Boston Children’s Heart Foundation and is the president of the Aldo Castanda Foundation, and serves on the Board of Directors of Children’s Hospital and of the Children’s Hospital Trust.

Francis J. Martin, age 68, was elected a director of the Company in February 2001. Mr. Martin is an independent consultant and advisor to global venture capital firms, corporations and entrepreneurs in the medical technology industry. From September 2000 to May 2004, Mr. Martin was the Chairman and Chief Executive Officer of Florence Medical LTD, which developed and marketed vascular blood flow software and hardware systems used to assist the interventional cardiologist in the diagnosis and treatment of vascular disease. From June 1993 to June 2000, he was founder, Chairman and Chief Executive Officer of CorMedica Corporation, a private, independent developer and manufacturer of catheter-based navigation systems for use in percutaneous cardiovascular applications. He has an extensive background in the medical device industry, having co-founded and managed Advanced Biomedical Instruments from 1979 to 1986 and PLC Systems from 1987 to 1993. Prior to that, Mr. Martin was with Becton Dickinson & Co. and Abbott Laboratories, where he held senior management positions, domestically and internationally, in marketing, sales and business development. Mr. Martin is a board member of a privately-held medical device company with cardiovascular and neurosurgical applications.

Harry A. Schult, age 65, was elected a director of the Company in May 2002. Mr. Schult is an independent consultant and advisor to various firms and corporations. From September 2001 until December 2004, Mr. Schult was the Chief Financial Officer and Treasurer of Watch Hill Partners, Inc., a customer relationship management consultancy company. From October 1999 through August 2001, Mr. Schult was Vice President—Corporate Development of Mirus Information Technology Services, Inc., an application service provider. From 1992 to 1999, Mr. Schult performed independent consultant services for various companies, including acting as a part-time chief financial officer of CorMedica Corporation, a private, independent developer and manufacturer of catheter-based navigation systems for use in percutaneous cardiovascular applications, and also as an interim chief financial officer for The Paragon Gifts Holdings Inc., a retail catalog company. Mr. Schult has over 27 years of senior level experience in the public accounting profession at Ernst & Young, where he was Managing Partner of its Providence, Rhode Island office for eleven years and worked in its Paris, France office for five years. Mr. Schult is a certified public accountant. Mr. Schult holds an A.B. in Economics from Williams College and a M.B.A. in Finance from Stanford Graduate School of Business.

There are no family relationships among any of the executive officers and director nominees of the Company.

CORPORATE GOVERNANCE

The Board has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Company’s website at www.nmtmedical.com. Alternatively, you can request a copy of any of these documents by writing to NMT Medical, Inc., c/o Secretary, 27 Wormwood Street, Boston, Massachusetts 02210-1625.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the Board is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	the Board has full and free access to management and, as necessary and appropriate, independent advisors;

•	new members of the Board participate in an orientation program; and

•	at least annually, the Nominating and Corporate Governance Committee shall oversee an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively.

Board of Directors Meetings and Committees

The Board has responsibility for establishing broad corporate policies and reviewing the Company’s overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The Board reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It evaluates the performance of the Company and its senior executives, as well as the overall effectiveness of the Board and its Committees. Management keeps the directors informed of the Company’s activities through regular written reports and presentations at board and committee meetings.

The Company’s Corporate Governance Guidelines provide that directors are responsible for attending Board meetings, meetings of Committees on which they serve and the annual meeting of stockholders. The Board met ten times during the fiscal year ended December 31, 2004 (“Fiscal 2004”), either in person or by teleconference. During Fiscal 2004, each director, except for James Lock, M.D., attended at least 75% of the aggregate of the number of Board meetings, and all directors attended at least 75% of the aggregate of the number of meetings held by all committees on which he or she then served. Three directors attended the 2004 Annual Meeting of Stockholders.

The Board has established three standing committees—Audit, Joint Compensation and Options, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the “Corporate Governance” section of the “Investor Relations” section of Company’s website, www.nmtmedical.com. In addition, a copy of the audit committee charter, as in effect on the date of this proxy statement, is attached as Appendix A to this proxy statement.

The Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market that are applicable to the Company, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee

The Audit Committee’s responsibilities include, but are not limited to:

•	appointing, evaluating, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s independent registered public accounting firm and management; and

•	preparing the audit committee report required by Commission rules (which is included on page 24 of this proxy statement).

The Board has determined that Harry A. Schult is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is “independent” as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Please see page 7 of this proxy statement for details with respect to Mr. Schult’s financial background.

During 2004 and until March 10, 2005, the members of the Audit Committee were Harry A. Schult (Chair), R. John Fletcher and Francis J. Martin. Since March 10, 2005, the current members of the Audit Committee are Harry A. Schult (Chair), Cheryl L. Clarkson and Francis J. Martin. The Audit Committee met five times during 2004.

Joint Compensation and Options Committee

The Joint Compensation and Options Committee’s responsibilities include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

•	determining the Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s Chief Financial Officer and any other executive officers who are covered by Rule 16a-1(f) of the Exchange Act;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

From January 1, 2004 until March 11, 2004, the members of the Joint Compensation and Options Committee were Francis J. Martin (Chair), Cheryl L. Clarkson and James E. Lock, M.D. Since March 11, 2004, the current members of the Joint Compensation and Options Committee are Mr. Martin (Chair), Ms. Clarkson and Daniel F. Hanley, M.D. The Joint Compensation and Options Committee met six times during 2004.

Nominating and Corporate Governance Committee

In 2003, the Board had a standing Nominating Committee, which was responsible for (i) development of criteria for the selection of appropriate new and independent director candidates; (ii) specific identification of director candidates; (iii) screening of such candidates; and (iv) making of nomination recommendations to the Board. The Nominating Committee was formed on December 2, 2002.

On March 11, 2004, the Board reconstituted and renamed the Nominating Committee as the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

From January 1, 2004 until March 11, 2004, the members of the Nominating Committee were Messrs. Brown (Chair), Schult and Martin and Ms. Clarkson. Since March 11, 2004, the current members of the Nominating and Corporate Governance Committee are Messrs. Brown (Chair), Schult and Martin and Ms. Clarkson. The Nominating and Corporate Governance Committee met two times during 2004.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics, which applies to all of its officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company will provide a copy of its Code of Business Conduct and Ethics, at no charge, to you if you submit a written request to the Company at the following address: NMT Medical, Inc., c/o Secretary, 27 Wormwood Street, Boston, Massachusetts 02210-1625. You can also access the Company’s Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investor Relations” section of www.nmtmedical.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of its Code of Business Conduct and Ethics.

Board Determination of Independence

The Company’s Common Stock is listed on the NASDAQ Stock Market. Under applicable NASDAQ rules, a majority of the Board must be comprised of independent directors, and a director of the Company will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of Messrs. Brown, Martin and Schult, Ms. Clarkson and Dr. Hanley have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. In addition, in connection with the acquisition by the Company of the CardioSEAL® Septal Occluder technology in 1996 from InnerVentions, Inc., the Company agreed to use its best efforts to nominate a designee of Fletcher Spaght, Inc. as a director of the Company, and certain of the Company’s stockholders agreed to vote their shares of Common Stock in favor of such designee.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all of the Company’s stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting assuming the nominee consents to such inclusion.

Communicating with the Independent Directors

The Board will give appropriate attention to written or oral communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances, the Secretary of the Company shall forward promptly to each member of the Board any and all written or oral communications that are submitted by stockholders that he may receive.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625 or by telephone by calling (617) 737-0930. The Secretary will promptly forward all such communications to the Board.

Compensation Committee Interlocks and Insider Participation

From January 1, 2004 until March 11, 2004, the members of the Joint Compensation and Options Committee were Francis J. Martin (Chair), Cheryl L. Clarkson and James E. Lock, M.D. Since March 11, 2004, the current members of the Joint Compensation and Options Committee are Mr. Martin (Chair), Ms. Clarkson and Daniel F. Hanley, M.D. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of the Joint Compensation and Options Committee of the Company during the year ended December 31, 2004.

Director Compensation

In November 2004, the Board created the position of Lead Director, appointed Ms. Clarkson as its first Lead Director and revised its director compensation program relating to the Lead Director, as described below.

Each non-employee director of the Company not otherwise compensated by the Company receives a fee of $1,000 for attendance at each Board meeting, except for the Lead Director, who receives $1,500, $500 for attendance at each telephonic Board meeting and $500 for attendance at each committee meeting. In addition, each director also receives an annual retainer of $12,000 payable on January 1 of each year, except for the Lead Director, who receives $15,000. All directors receive reimbursement of travel expenses incurred in connection with their attendance at Board and committee meetings.

In 1996, the Board adopted, and the stockholders approved, the 1996 Stock Option Plan for Non-Employee Directors. On the effective date of the plan, each non-employee director of the Company who did not otherwise receive compensation from the Company received an option to purchase 10,000 shares of Common Stock. In 2001 and 2002, the Company’s stockholders voted to approve amendments to the 1996 Stock Option Plan for Non-Employee Directors (as amended, the “Director’s Plan”). The Director’s Plan provides for an option grant to purchase 20,000 shares of Common Stock to each new non-employee director upon his or her initial election to the Board. This option grant vests in equal monthly installments over a three-year period. In addition to this initial grant, immediately following each annual meeting of stockholders, each eligible director, other than any eligible director first elected to the Board within the 12 months immediately preceding and including such meeting, is granted an option to purchase 5,000 shares of Common Stock as of the date of such meeting. In March 2005, the Board again revised its director compensation program relating to the Lead Director, whereby the Lead Director, effective immediately following the Annual Meeting and annually thereafter, will be granted a nonqualified stock option under the Company’s 2001 Stock Incentive Plan, as amended, to acquire 2,000 shares of Common Stock. In addition, following each annual meeting of stockholders, each eligible director who served as a member of a committee of the Board during the preceding year is granted an additional option to purchase (i) 2,000 shares of Common Stock if such director served as chairperson of such committee or (ii) 1,000 shares of Common Stock if such director did not serve as chairperson of such committee.

These annual option grants become fully vested six months after the date of grant. The exercise price of options granted under the Director’s Plan or under any other appropriate plan is equal to the fair market value of the Common Stock on the date of grant. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee, for the portion then exercisable, at any time within one year after the optionee ceases to serve as a director of the Company.

The following table sets forth the aggregate number of shares of Common Stock underlying options granted under the Director’s Plan during 2004 to each of the Company’s non-employee directors:

Name of Non-Employee Director	Number of Shares of Common Stock Underlying Options
Robert G. Brown	7,000
Cheryl L. Clarkson	8,000
Daniel F. Hanley, M.D.	6,000
James E. Lock, M.D.	5,000
Francis J. Martin	9,000
Harry A. Schult	9,000

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation for each of the last three years for the Company’s Chief Executive Officer and its other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in the year ended December 31, 2004 (collectively, the “Named Executives”).

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Number of Securities Underlying Stock Options (#)(1)		All Other Compensation ($)(2)
John E. Ahern President and Chief Executive Officer	2004 2003 2002	$350,000 350,000 350,000		$52,500 90,000 97,500	— — 190,000	(3)	— — —

Richard E. Davis Vice President and Chief Financial Officer	2004 2003 2002	276,250 246,875 220,894	(4) (6) (8)	75,000 91,000 85,000	18,000 20,000 70,000	(5) (7) (9)	— — —

(1)	The Company has never granted any stock appreciation rights.
(2)	In accordance with the rules of the Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of the total of annual salary and bonus for the Named Executive in question for the fiscal year.
(3)	Consists of an option to purchase 50,000 shares of Common Stock at an exercise price of $6.60 per share, an option to purchase 75,000 shares of Common Stock at an exercise price of $3.03 per share, and an option to purchase 65,000 shares of Common Stock at an exercise price of $2.97 per share, which option was granted in February 2003 as a 2002 bonus.
(4)	Reflects a base salary of $250,000 per year for the period January 1, 2004 through February 13, 2004, and $280,000 for the period February 14, 2004 through December 31, 2004. See “Employment and Severance Agreements”.
(5)	Consists of an option to purchase 18,000 shares of Common Stock at an exercise price of $3.50 per share.
(6)	Reflects a base salary of $225,000 per year for the period January 1, 2003 through February 13, 2003, and $250,000 for the period February 14, 2003 through December 31, 2003. See “Employment and Severance Agreements”.
(7)	Consists of an option to purchase 20,000 shares of Common Stock at an exercise price of $4.19 per share.
(8)	Reflects a base salary of $190,000 per year for the period January 1, 2002 through February 13, 2002, and $225,000 for the period February 14, 2002 through December 31, 2002. See “Employment and Severance Agreements”.
(9)	Consists of an option to purchase 30,000 shares of Common Stock at an exercise price of $6.60 per share and an option to purchase 40,000 shares of Common Stock at an exercise price of $5.76 per share.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 2004 to each of the Named Executives.

Individual Grants
	Number of Securities Underlying Options Granted (#)		Percentage of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price per Share ($/share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name						5%($)	10%($)
John E. Ahern	—		—	$—	—	$—	$—
Richard E. Davis	18,000	(3)	7.15%	3.50	9/20/14	39,620	100,406

(1)	The exercise price is equal to the fair market value of the Company’s Common Stock on the date of grant.
(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the 10-year option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holder’s continued employment through the option period and the date on which the options are exercised.
(3)	This option vests in equal annual installments over a four-year period, commencing one year after the date on which the option was granted, or September 21, 2004.

Aggregated Option Exercises in Last Fiscal

Year and Fiscal Year-End Option Values

The following table sets forth, for each Named Executive, the number of shares of Common Stock acquired upon exercise of options during the year ended December 31, 2004, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by each Named Executive on December 31, 2004.

Name	Number of Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John E. Ahern(3)	13,917	$36,679	248,166	114,896	$325,933	$143,638
Richard E. Davis(4)	44,479	156,073	72,395	76,334	23,042	55,050

(1)	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, multiplied by the number of shares acquired on exercise.
(2)	Represents the excess, if any, of the last reported sale price per share of the Common Stock on December 31, 2004, the last day of trading prior to the year end ($4.91 per share), as reported on The NASDAQ National Market, over the option exercise price, multiplied by the number of shares underlying the options.
(3)	Exercisable consists of options to purchase 69,937 shares at an exercise price of $2.156 per share, 781 shares at $1.31 per share, 781 shares at $2.07 per share, 39,583 shares at $5.03 per share, 35,417 shares at $7.07 per share, 34,375 shares at $6.60 per share, 37,500 shares at $3.03 per share and 29,792 shares at $2.97 per share. Unexercisable consists of options to purchase 521 shares at an exercise price of $1.31 per share, 1,042 shares at $2.07 per share, 10,417 shares at $5.03 per share, 14,583 shares at $7.07 per share, 15,625 shares at $6.60 per share, 37,500 shares at $3.03 per share and 35,208 shares at $2.97 per share.
(4)	Exercisable consists of options to purchase 5,312 shares at an exercise price of $1.25 per share, 23,750 shares at $5.03 per share, 15,000 shares at $6.60 per share, 23,333 shares at $5.76 per share and 5,000 shares at $4.19 per share. Unexercisable consists of options to purchase 3,542 shares at an exercise price of $1.25 per share, 1,875 shares at $1.76 per share, 6,250 shares at $5.03 per share, 15,000 shares at $6.60 per share, 16,667 shares at $5.76 per share, 15,000 shares at $4.19 per share and 18,000 shares at $3.50 per share.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,802,000	$4.46	578,779

Equity compensation plans not approved by security holders	97,630	4.86	—

Total	1,899,630	$4.48	578,779

Set forth below is a summary of the warrants and nonqualified options to purchase shares of the Company’s Common Stock granted by the Company to various officers, directors, employees and consultants without stockholder approval.

In October 1995, the Company granted an option to purchase 26,315 shares to each of Jack Reinstein, former Chief Financial Officer and former director of the Company, and Gilbert Segel, a former director of the Company. The exercise price of each option is $2.15 per share. The options vested monthly over 36 months and were exercised in 2005.

In February 1998, the Company granted an option to purchase 25,000 shares to Dr. Morris Simon, a former director of the Company. The exercise price of the option is $10.50 per share. The option vests upon the completion of certain milestones and expires on February 13, 2008.

On April 3, 2000, in connection with the Company’s pay down of certain debt, the Company issued Brown Brothers Harriman & Co. a warrant to purchase 20,000 shares at $4.94 per share. This warrant was exercised on April 1, 2005.

Employment and Severance Agreements

The Company entered into an employment agreement, dated as of September 21, 2000, with John E. Ahern, the Company’s President, Chief Executive Officer and Chairman of the Board, providing for a term of employment commencing on September 21, 2000 and ending on December 31, 2002. The Company subsequently entered into an amended and restated employment agreement, dated as of December 31, 2002, with Mr. Ahern, providing for a term of employment commencing on December 31, 2002 and ending on December 31, 2005. Under the amended and restated employment agreement, Mr. Ahern receives a salary of $350,000 per year. In the event that Mr. Ahern is involuntarily terminated from the Company without cause, he will be entitled to receive his base salary for a period of twelve months from the termination date.

Upon the execution of the original employment agreement, the Company granted Mr. Ahern a stock option to purchase an aggregate of 150,000 shares of the Company’s Common Stock at an exercise price of $2.156 per share. Upon the execution of the amended and restated employment agreement, the Company granted Mr. Ahern a stock option to purchase an aggregate of 75,000 shares of the Company’s Common Stock at an exercise price of $3.03 per share. These option grants will, to the maximum extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), constitute incentive stock options. The option grants will vest in 48 equal monthly installments on each monthly anniversary of the date of the grant. In connection with the amended and restated employment agreement, the Company amended the vesting provisions of the original option grant of 150,000 shares to provide that, if Mr. Ahern is terminated from the Company without cause, the option shall be exercisable within one year following termination, to the extent that the option was exercisable on the termination date. The option will terminate in the event of a discharge of Mr. Ahern for cause. Moreover, under the amended and restated employment agreement, if Mr. Ahern is terminated from the Company in the event of a change of control of the Company, these options shall become immediately exercisable.

In order to reward Mr. Ahern if there were a liquidity event for the Company’s stockholders, the amended and restated employment agreement also provides for a cash payment to Mr. Ahern in the event of a change of control of the Company, as defined therein. Such cash payment is equal to a percentage ranging from 0% to 3.5% of the total deal consideration paid by an acquirer in a transaction constituting a change of control of the Company. The percentage paid to Mr. Ahern will vary based on the amount of the total deal consideration.

Mr. Ahern is also entitled to receive certain performance-based bonuses relating to profit and other performance goals. Pursuant to the amended and restated employment agreement, Mr. Ahern is entitled to receive an annual cash bonus of up to $150,000. For the year ended December 31, 2004, Mr. Ahern received a cash bonus of $52,500. Mr. Ahern has agreed not to compete with the Company for a period of one year after he ceases to be employed by the Company.

The Company entered into an employment agreement, dated as of February 14, 2001, with Richard E. Davis, the Company’s Vice President and Chief Financial Officer, for a term of three years. The Company subsequently entered into an amendment to this employment agreement, dated as of April 28, 2003, pursuant to which, among other things, the term of the employment agreement was extended for an additional year. Pursuant to the original employment agreement, Mr. Davis received a salary of $190,000 per year, which was increased to $225,000 effective as of February 14, 2002 and further increased to $250,000 effective as of February 14, 2003, in each case by Mr. Ahern pursuant to discretion granted to Mr. Ahern under such agreement. On March 11, 2004, the Board adopted a charter for the Joint Compensation and Options Committee, pursuant to which compensation for Mr. Davis will be determined by this Committee. On May 20, 2004, the Company entered into an amended and restated employment agreement with Mr. Davis, pursuant to which, among other things, the term of the employment agreement was extended through December 31, 2006 and his annual salary was increased to $280,000 effective as of February 14, 2004. The Joint Compensation and Options Committee will review and approve, or make a recommendation to the Board regarding Mr. Davis’ salary at least on an annual basis on February 14 of each year of his employment. In the event that Mr. Davis is involuntarily terminated from the Company without cause, he will be entitled to receive his base salary for a period of twelve months from the termination date.

Upon execution of the original agreement, the Company granted Mr. Davis a stock option to purchase an aggregate of 85,000 shares of the Company’s Common Stock at an exercise price of $1.25 per share. This option grant will, to the maximum extent permissible under Section 422 of the Code, constitute incentive stock options. The option grant vests in 48 equal monthly installments on each monthly anniversary of the date of such option grant. In connection with the amended and restated employment agreement, if Mr. Davis is terminated from the Company without cause or in the event of a change of control of the Company, the option shall become immediately exercisable.

In order to reward Mr. Davis if there were a liquidity event for the Company’s stockholders, the amended and restated employment agreement also provides for a cash payment to Mr. Davis in the event of a change of control of the Company, as defined in the amended and restated employment agreement. Such cash payment is equal to a percentage ranging from 0% to 0.875% of the total deal consideration paid by an acquirer in a transaction constituting a change of control of the Company. The percentage paid to Mr. Davis will vary based on the amount of the total deal consideration.

In addition, Mr. Davis is entitled to receive an annual bonus provided that he has satisfied certain financial and performance goals and that the Company has achieved an agreed upon profit margin. For the year ended December 31, 2004, Mr. Davis received a cash bonus of $75,000. Mr. Davis has agreed not to compete with the Company for a period of one year after he ceases to be employed by the Company.

Certain Transactions

In connection with sales of the Company’s CardioSEAL® and STARFlex® implant devices and pursuant to the terms of a license agreement with Children’s Medical Center Corporation (“CMCC”), the Company paid an aggregate of $1,998,101 in royalties to CMCC during 2004. James E. Lock, M.D., a member of the Board and an affiliate of CMCC, received approximately $480,000 of these royalty payments.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon a review of reports submitted, and representations made, to the Company, the Company believes that during 2004 its executive officers, directors and holders of more than 10% of the outstanding shares of Common Stock timely complied with all Section 16(a) filing requirements.

Report of the Joint Compensation and Options Committee

The Joint Compensation and Options Committee of the Board has furnished the following report on executive compensation.

The Joint Compensation and Options Committee, which currently consists of Mr. Martin (Chair), Ms. Clarkson and Dr. Hanley, reviews, recommends and determines the annual bonus, stock options and other long-term incentives and benefits programs of the executive officers and reviews new executive compensation programs and establishes and periodically reviews policies for the administration of executive compensation programs. In addition, the Joint Compensation and Options Committee establishes and periodically reviews policies in the area of management perquisites and makes stock option grants to employees of the Company as recommended by the Chief Executive Officer of the Company, within the parameters of the established plans.

The Company’s executive compensation program is designed to maximize the performance of the Company’s executive officers and, thereby, maximize the Company’s achievement of its business goals and improve stockholder returns. Executive compensation consists of a combination of base salary, annual cash bonuses and merit-based stock incentives. The Joint Compensation and Options Committee considers merit-based stock incentives to be a critical component of an executive’s compensation package for purposes of helping to align that executive’s interests with stockholder interests.

Compensation Philosophy

The objectives of the executive compensation program are to align executive compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company’s executive compensation philosophy is based on the principles of competitive and fair compensation and linking executive compensation to sustained performance.

•	Competitive and Fair Compensation

The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of similar companies in its industry and sets the Company’s compensation guidelines based on this review. The Joint Compensation and Options Committee believes that compensation for the Company’s executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses and in companies of comparable size and success. The Joint Compensation and Options Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

•	Linking Executive Compensation to Sustained Performance

Executive officers are rewarded based upon corporate performance and individual performance. Given the importance of the achievement of certain performance objectives, including progress relating to the Company’s ongoing clinical trials and the relative volatility of the Company’s stock price, the Joint Compensation and Options Committee believes that the most appropriate means of linking executive compensation to performance is to make the payment of incentive awards and the granting of options conditioned upon the achievement of specific and concrete performance milestones, including such factors as meeting budgeted financial targets, meeting specific enrollment and other targets associated with the Company’s MIST and CLOSURE I clinical trials, continued innovation in the development of the Company’s technologies and formation of new business alliances and acquisitions. Individual performance is evaluated by reviewing the attainment of specified individual performance objectives.

In evaluating each executive’s performance, the Joint Compensation and Options Committee generally:

•	sets Company and individual goals and objectives at the beginning of the year;

•	evaluates and communicates the Company’s assessment of the executive’s performance and contributions to the Company; and

•	reviews base salary levels and determines cash bonuses and stock compensation awards based on the foregoing taking into account the comparative compensation practices of other companies in its industry.

Components of Executive Compensation

Annual compensation for the Company’s executives generally consists of three elements—base salary, annual cash bonuses and merit-based stock incentives.

Base salaries of the Company’s executives are generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the particular executive. Payment of bonus awards is based on the Company’s financial performance as well as on individual performance measured against targeted performance and various additional performance criteria.

Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program, which is currently administered by the Joint Compensation and Options Committee, is designed to align the long-term interests of the Company’s employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with the Company and his or her contributions to the Company, including his or her success in achieving the individual performance criteria described above. Options generally vest over a four-year period in order to encourage the retention of key employees. When granting stock options, the Company has generally fixed the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant. During 2004, all current executive officers were granted options to purchase an aggregate of 18,000 shares of Common Stock, at a weighted average exercise price of $3.50 per share.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Joint Compensation and Options Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Joint Compensation and Options Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Mr. Ahern’s 2004 Compensation

Mr. Ahern became the President, Chief Executive Officer and Chairman of the Board on September 21, 2000. Pursuant to the terms of Mr. Ahern’s employment agreement, the Company paid Mr. Ahern a base salary of $350,000 during each of 2002, 2003 and 2004. In connection with bonus payments or other awards to Mr. Ahern, the Board established certain targets for 2004 to be measured against actual performance at year-end. In addition to a subjective assessment of the Company’s overall performance at year-end, the Board established certain specific performance targets relating to:

•	CardioSEAL® and STARFlex® product sales;

•	profitability of the Company; and

•	clinical trial patient enrollment.

After reviewing the Company’s actual year-end results against these targets, the Joint Compensation and Options Committee determined that Mr. Ahern had met some but not all of the targets. Accordingly, the Joint Compensation and Options Committee authorized the Company to pay Mr. Ahern a cash bonus of $52,500 for 2004 (compared to $90,000 in 2003 and $97,500 in 2002).

On December 31, 2002, the Board, upon recommendation by the Joint Compensation and Options Committee, voted to approve an amended and restated employment agreement pursuant to which Mr. Ahern’s term as President, Chief Executive Officer and Chairman of the Board was extended to December 31, 2005. The amended and restated employment agreement provides Mr. Ahern with an annual salary of $350,000 per year and the potential to earn an annual cash bonus of up to $150,000 for performance in the preceding year. Upon the execution of the amended and restated employment agreement, the Company granted Mr. Ahern a stock option to purchase an aggregate of 75,000 shares of the Company’s Common Stock at an exercise price of $3.03 per share, and amended the vesting provisions of the original grant of 150,000 shares of Common Stock to provide that if Mr. Ahern is terminated without cause, the option shall be exercisable for one year following the termination date, to the extent that the option was exercisable on the termination date. In addition, under the amended and restated employment agreement, if Mr. Ahern is terminated from the Company in the event of a change of control of the Company, his stock options shall become immediately exercisable. In the event that Mr. Ahern is involuntarily terminated from the Company without cause, he will be entitled to receive his base salary for a period of twelve months from the termination date. Finally, in order to reward Mr. Ahern if there is a liquidity event for the Company’s stockholders, the amended and restated employment agreement also provides for a cash payment to Mr. Ahern in the event of a change of control of the Company as defined therein. Such cash payment is equal to a percentage ranging from 0% to 3.5% of the total deal consideration paid by an acquirer in a transaction constituting a change of control of the Company. The percentage paid to Mr. Ahern will vary based on the amount of the total deal consideration. Mr. Ahern did not participate in the Board’s consideration of his salary and bonus.

Joint Compensation and Options Committee

Francis J. Martin, Chair

Cheryl L. Clarkson

Daniel F. Hanley, M.D.

Stock Performance Graph

The following graph compares the cumulative total stockholder return on the Common Stock from December 31, 1999 (the last trading day before the beginning of the Company’s fifth preceding fiscal year) through December 31, 2004 with the cumulative total return during this period of (i) The NASDAQ Stock Market—U.S. Index and (ii) The S&P Health Care Equipment Index. This graph assumes the investment of $100 on December 31, 1999 in the Common Stock and in each of the indices listed above, and assumes dividends are reinvested.

CUMULATIVE TOTAL RETURN

	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004
NMT Medical, Inc.	$100.00	$40.21	$293.91	$105.39	$156.52	$172.17

NASDAQ Stock Market-U.S. Index	$100.00	$59.19	$44.90	$25.97	$37.93	$40.26

S&P Health Care Equipment Index	$100.00	$146.80	$139.35	$121.72	$160.73	$181.02

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with the Company’s management and the Company’s independent registered public accounting firm, Ernst & Young. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with Ernst & Young its independence from the Company.

Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee

Harry A. Schult, Chair

Cheryl L. Clarkson

Francis J. Martin

Independent Registered Public Accounting Firm

Audit Fees

The following table summarizes the fees that Ernst & Young billed to the Company for each of the last two fiscal years for audit fees and other services.

Fee Category	Fiscal Year 2004	Fiscal Year 2003
Audit Fees(1)	$181,000	$148,000
Audit Related Fees(2)	5,000	3,000
Tax Fees(3)	104,000	107,000
All Other Fees(4)	—	—

Total Fees	$290,000	$258,000

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements, which are not reported under “Audit Fees”. These services related to accounting consultations with respect to the Sarbanes-Oxley Act of 2002 and with respect to the compensation arrangement with the Company’s Chief Executive Officer. None of the audit related fees billed in 2004 and 2003 related to services provided under the de minimis exception to the Audit Committee pre-approval requirements.
(3)	Tax fees consist of tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of U.S. federal income tax returns, preparation of state income and franchise tax returns, preparation of European subsidiary returns, consultation on state sales tax compliance issues and European VAT compliance, accounted for $104,000 of the total tax fees billed in 2004 and $107,000 of the total tax fees billed in 2003. None of the tax fees billed in 2004 and 2003 were provided under the de minimis exception to the Audit Committee pre-approval requirements.
(4)	There were no other fees incurred in either 2004 or 2003.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

PROPOSAL 2—RATIFICATION OF THE SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected the firm of Ernst & Young as the Company’s independent registered public accounting firm for the current year. Ernst & Young served as the Company’s independent registered public accounting firm for the year ended December 31, 2004. Although stockholder approval of the Board’s selection of Ernst & Young is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved, the Board may reconsider its selection.

A representative from Ernst & Young is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

The Board unanimously recommends a vote in favor of the ratification of this selection.

OTHER MATTERS

Matters to be Considered at the Meeting

The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews. The Company will also request that brokerage houses, custodians, nominees and fiduciaries all forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting such proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625, (617) 737-0930. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Stockholder Proposals for 2006 Annual Meeting

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal offices, 27 Wormwood Street, Boston, Massachusetts 02210-1625 no later than January 18, 2006 in order to be considered for inclusion in the proxy statement for that meeting.

If a stockholder of the Company wishes to present a proposal before the 2006 Annual Meeting of Stockholders but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by April 3, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

Electronic Voting

If you own your shares of Common Stock of record, you may vote your shares over the Internet at www.voteproxy.com or telephonically by calling 1-800-PROXIES and by following the instructions on the enclosed proxy card. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 20, 2005.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

By Order of the Board of Directors,

Richard E. Davis, Secretary

May 18, 2005

THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE (OR VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE). PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN IF YOU HAVE SENT IN YOUR PROXIES.

Appendix A

NMT MEDICAL, INC.

SECOND AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.    Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.

2.    Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.    Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.    Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.    Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.    Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors

1.    Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.    Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.    Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.    Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.    Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

–	critical accounting policies and practices;

–	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

–	other material written communications between the independent auditor and Company management.

6.    Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

–	the firm’s internal quality-control procedures; and

–	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

Audited Financial Statements

7.    Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.    Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.    Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10.    Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer (the “CFO”) any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11.    Earnings Release and Other Financial Information. The Audit Committee shall discuss and review the types of information to be disclosed in the Company’s earnings press releases, as well as in any other publicly disclosed financial information and earnings guidance.

12.    Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Controls and Procedures

13.    Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer (the “CEO”) and CFO required by Rule 13a-14 of the Exchange Act.

14.    Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.    Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

16.     Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.    Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall, at least once a year, meet separately with: (i) the independent auditor; and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.    Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.    Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.    Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.    Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.    Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.    Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.    Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

NMT MEDICAL, INC.

ANNUAL MEETING OF STOCKHOLDERS—JUNE 21, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints John E. Ahern and Richard E. Davis, and each of them, with power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of stock of NMT MEDICAL, INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Flagship Ballroom at the Seaport Hotel, One Seaport Lane, Boston, Massachusetts 02210, on Tuesday, June 21, 2005 at 1:30 p.m., Boston, Massachusetts time, and at any adjournment thereof.

UNLESS VOTING YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS:

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ANNUAL MEETING OF STOCKHOLDERS OF

NMT MEDICAL, INC.

June 21, 2005

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR -

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.    ☒

PROPOSAL 1—Election of Directors:

NOMINEES:
☐ FOR ALL NOMINEES	O John E. Ahern
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Robert G. Brown
☐ FOR ALL EXCEPT (See instructions below)	O Cheryl L. Clarkson
O Daniel F. Hanley, M.D.
O James E. Lock, M.D.
O Francis J. Martin
O Harry A. Schult

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
PROPOSAL 2—
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

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IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder                                                                                                    Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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